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                                                                      EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-48022, No. 33-52700, No. 33-80172, No. 33-71080, No. 33-80170, No. 333-03125,
No. 333-31027, and No. 333-10442 of Metatec International, Inc. (formerly Metatec Corporation) on Form S-8 and Registration Statement No. 333-03123 on Form S-3 of our reports dated February 28, 2000 (March 22, 2000 as to the waiver and amendment of certain covenants in Note 5 to the consolidated financial statements), included in this Annual Report on Form 10-K of Metatec International, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
March 28, 2000
Columbus, Ohio



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